Exhibit 99.1

The Honest Company Reports First Quarter 2026 Results

Delivers Accelerated Revenue Growth, Led by Wipes & Personal Care
Achieves Record Gross Margins, Fueled by Powering Honest Growth
Reaffirms Full Year 2026 Financial Outlook

LOS ANGELES, Calif. – May 6, 2026 – The Honest Company (NASDAQ: HNST), a personal care company dedicated to creating cleanly-formulated and sustainably-designed products for everyone from babies to adults, today reported financial results for the three months ended March 31, 2026.

First Quarter 2026 Financial Highlights Compared to Prior Year Period:
•Revenue of $78.1 million decreased 19.7%; Organic Revenue (excluding Powering Honest Growth exits)(1) increased 3.9%
•Gross margin of 42.6% increased 390 basis points; Adjusted Gross Margin(1) of 43.5% increased 480 basis points
•Net loss of less than $0.1 million; Adjusted Net Income(1) was $1.3 million
•Adjusted EBITDA(1) of $4.0 million decreased $3.0 million
•Cash and cash equivalents of $90.4 million increased $17.5 million

“We are pleased with our first quarter results, demonstrating that Powering Honest Growth is successfully transforming Honest into an enterprise that is more strategically focused, growth-driven, and structurally profitable," said Chief Executive Officer, Carla Vernón. "By sharpening our focus on the areas where we believe we have the greatest right to win, particularly with our wipes and personal care platforms, we delivered accelerated organic revenue momentum and achieved record gross margins. This expanding profitability creates a virtuous cycle, enabling us to strategically reinvest in our brand and expand Honest across households with babies, big kids, and even no kids at all. Thanks to the incredible discipline of our Honest Butterflies, we are reaffirming our full-year guidance with confidence in our path to sustained, profitable growth.”

First Quarter Results
(All comparisons are versus the first quarter of 2025)

	For the three months ended March 31,
	2026	2025	Change
(In thousands, except percentages)
Revenue	$78,099	$97,250	(19.7)%
Organic Revenue(1)	$78,099	$75,155	3.9%

Gross margin	42.6%	38.7%	390	bps
Adjusted Gross Margin(1)	43.5%	38.7%	480	bps

Net (loss) income	$(42)	$3,254	$(3,296)
Adjusted Net Income(1)	$1,250	$3,254	$(2,004)
Net (loss) income margin	(0.1)%	3.3%	(340)	bps

Adjusted EBITDA(1)	$3,950	$6,929	$(2,979)
Adjusted EBITDA Margin(1)	5.1%	7.1%	(200)	bps

_____________

(1) Organic Revenue, Adjusted Gross Margin, Adjusted Net Income, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures. See tables below under “Use of Non-GAAP Financial Measures” for information on how we calculate and define these non-GAAP financial measures, including a reconciliation of these non-GAAP financial measures to the most comparable GAAP financial measures.

Revenue decreased 19.7% to $78.1 million compared to $97.3 million, reflecting the impact of strategic exits under Powering Honest Growth and diaper revenue declines, partially offset by continued growth in wipes and personal care.

Organic Revenue (excluding Powering Honest Growth exits)(1) increased 3.9% to $78.1 million compared to $75.2 million, driven by growth in wipes and personal care, partially offset by a decline in diaper revenue.

Tracked channel consumption(2) for the Company increased 8.3% versus 2.6% for the comparative categories in the same period.

Gross margin was 42.6% compared to 38.7%, reflecting an increase of 390 basis points. This increase was primarily driven by favorable freight, as well as product mix improvements related to strategic exits under Powering Honest Growth(3), partially offset by an increase in tariff costs. Adjusted Gross Margin(1), calculated by excluding the discrete costs of Powering Honest Growth, was 43.5%, reflecting an increase of 480 basis points.

Operating expenses decreased $1.2 million to $33.9 million. The decrease in operating expenses was driven by a decrease in selling, general & administrative expenses, partially offset by increased marketing investment to support our higher growth, higher margin wipes and personal care platforms. Adjusted Operating Expenses(1), calculated by excluding the discrete costs of Powering Honest Growth, was $33.3 million. Selling, general & administrative expenses as a percentage of revenue increased over 70 basis points mainly driven by a decline in revenue, partially offset by a reduction in third-party apparel service fees and legal expense.

Net loss of less than $0.1 million compared to net income of $3.3 million primarily related to the discrete costs of Powering Honest Growth. Adjusted Net Income(1) excluding the impact of Powering Honest Growth was $1.3 million.

Adjusted EBITDA(1) was $4.0 million compared to $6.9 million.

Balance Sheet and Cash Flow

As of March 31, 2026, the Company had no debt outstanding and $90.4 million in cash and cash equivalents, an increase of $17.5 million primarily related to working capital improvements enabled by Powering Honest Growth and inventory reductions versus the prior year period.

Net cash provided by operating activities was $5.5 million for the three months ended March 31, 2026, compared to net cash used in operating activities of $2.9 million in the prior year period.

During the quarter, the Company repurchased approximately 1.1 million shares of its common stock for approximately $3.0 million at an average price of $2.85 per share. As of March 31, 2026, the Company had approximately $22 million remaining under its share repurchase authorization.
______________

(1) Organic Revenue, Adjusted Gross Margin, Adjusted Net Income, Adjusted Operating Expenses, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures. See tables below under “Use of Non-GAAP Financial Measures” for information on how we calculate and define these non-GAAP financial measures, including a reconciliation of these non-GAAP financial measures to the most comparable GAAP financial measures.
(2) According to Circana, Inc. MULO+ tracked channel consumption data. Reflects consumption in the categories in which the Company competes. Weighted category growth represents retail consumption growth of the categories in which the Company competes, weighted by the Company’s category growth for the latest 13 weeks ended March 29, 2026.
(3) Refer to the table below under “Transformation 2.0: Powering Honest Growth” for additional information on costs incurred in connection with Powering Honest Growth for the three months ended March 31, 2026.

Reaffirmed Full Year 2026 Outlook

The Company is reaffirming its full year 2026 financial outlook for revenue, Organic Revenue growth, Adjusted Gross Margin and Adjusted EBITDA.

As previously disclosed, the Company’s long-term financial algorithm consists of revenue growth of 4% to 6% annually and continued Adjusted EBITDA Margin expansion. Additionally, Organic Revenue(1) excludes revenue from categories and channels exited as part of Powering Honest Growth. Due to the loss of these revenue streams, we anticipate a high-teens percentage decrease in 2026 reported revenue compared to 2025.

Revenue	$306 million to $312 million range (or -18% to -16% compared to prior year)
Organic Revenue Growth(1)	4% to 6%
Adjusted Gross Margin	Low 40%s
Adjusted EBITDA(2)	$20 million to $23 million range

Our financial outlook reflects assumptions, including current tariff levels and our tariff mitigation measures, which are subject to change given the macroeconomic environment. Additional information on the Company’s strategic plans and long-term financial algorithm can be found in its Investor Presentation on its Investor Relations website at http://investors.honest.com.

Webcast and Conference Call Information

A webcast and conference call to discuss first quarter 2026 results is scheduled for today, May 6, 2026, at 1:45 p.m. Pacific time/4:45 p.m. Eastern time. Those interested in participating in the conference call by phone, please go to the Q1 2026 Earnings Call and you will be provided with dial in details. A live webcast of the conference call will be available online at: https://investors.honest.com. A replay of the webcast will be available on the Company’s website for one year.

Forward-Looking Statements

This press release and earnings call referencing this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release are forward-looking statements. Such statements may address the Company’s expectations regarding revenue, profit margin or other future financial performance and liquidity, other performance measures and cost savings, strategic initiatives and future operations or operating results. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions. These forward-looking statements include, but are not limited to, statements concerning our expectations regarding future results of operations and financial condition, including our revenue, Adjusted EBITDA, Organic Revenue and Adjusted Gross Margin outlook for full year 2026 and our growth potential; the implementation of our new share repurchase program and any share repurchases thereunder; our ability to drive shareholder value in line with our long-term algorithm; our ability to continue to benefit from our Transformation Pillars of Brand Maximization, Margin Enhancement, and Operating Discipline; our ability to successfully implement, execute, and derive benefits from Powering Honest Growth, including transforming Honest into a more strategically focused, financially resilient and profitably built enterprise; our ability to remain profitable, reinvest in our brand and accelerate household penetration; our ability to scale across our categories and grow the Honest Brand and our market share; our ability to accelerate or continue growth in the high-margin categories and to offset declines in other categories; our ability to navigate and manage the impact of evolving macroeconomic conditions and consumer demand or behaviors; our expectations on the impact of tariffs on our business; our ability to achieve or sustain profitability and continue generating positive cash flow; the strength of the Honest brand; our tariff mitigation strategy; our pricing, marketing, new product launches, and distribution strategies; and plans and objectives of management for future operations.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release and the earnings call referencing this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results.
______________

(1) Represents the current outlook for Revenue growth excluding (i) product revenue from our apparel line of $38.5 million in 2025; (ii) revenue from our Honest.com website as a fulfillment center of $35.3 million in 2025; and (iii) revenue from sales to Canadian retailers or channels of $3.4 million in 2025.
(2) We do not provide guidance for the most directly comparable GAAP measure, net (loss) income, and similarly cannot provide a reconciliation between our Adjusted EBITDA outlook and net loss) income without unreasonable effort due to the unavailability of reliable estimates for certain components of net (loss) income, including interest and other (income) expense, net, and the respective reconciliations. These items are not within our control and may vary greatly between periods and could significantly impact our financial results calculated in accordance with GAAP.

The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section titled “Risk Factors” in the Annual Report, on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission on February 25, 2026, our Quarterly Reports on Form 10-Q and subsequent filings with the Securities and Exchange Commission. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release or the earnings call referencing this press release. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

In addition, statements that contain “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this press release. While we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in this press release and the earnings call referencing this press release relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

About The Honest Company

Founded in 2012, The Honest Company (NASDAQ: HNST) is on a mission to create personal care that raises the standards of clean and brings joy to each and every moment. By combining thoughtful design with science-based innovation, the Company delivers cleanly-formulated and sustainably-designed personal care products for everyone from babies to adults – showing you don’t have to compromise between performance and peace of mind.

The Honest Standard, the Company’s rigorous set of guiding principles that shape every step of product innovation and development, reflects Honest’s ongoing dedication to safety, transparency and integrity. As a leader in Clean Conscious® products, Honest continues to set a new standard for clean formulations, bringing joy to a community that seeks authenticity, transparency and efficacy in everyday essentials. Honest products are available nationwide at major retailers, including Amazon, Target and Walmart. For more information about the Honest Standard and the Company, please visit www.honest.com.

Investor Contacts:
Chris Mandeville
cmandeville@thehonestcompany.com

Investor Inquiries:
investors@thehonestcompany.com

Media Contact:
Brenna Israel Mast
bisrael@thehonestcompany.com

The Honest Company, Inc.
Condensed Consolidated Statements of Comprehensive Income (Loss)
(Unaudited)
(in thousands, except share and per share amounts)

	For the three months ended March 31,
	2026	2025

Revenue	$78,099	$97,250
Cost of revenue	44,828	59,580
Gross profit	33,271	37,670
Operating expenses
Selling, general and administrative	17,469	21,041
Marketing	13,993	12,270
Restructuring	606	—
Research and development	1,862	1,852
Total operating expenses	33,930	35,163
Operating (loss) income	(659)	2,507
Interest and other income (expense), net	663	787
Income before provision for income taxes	4	3,294
Income tax provision	46	40
Net (loss) income	$(42)	$3,254
Net (loss) income per share attributable to common stockholders:
Basic	$(0.00)	$0.03
Diluted	$(0.00)	$0.03
Weighted-average shares used in computing net (loss) income per share attributable to common stockholders:
Basic	112,819,781	109,552,550
Diluted	112,819,781	114,571,119

Comprehensive (loss) income	$(42)	$3,254

The Honest Company, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands, except share and per share amounts)

	March 31, 2026	December 31, 2025

Assets
Current assets
Cash and cash equivalents	$90,367	$89,581
Accounts receivable, net	34,035	33,761
Inventories	61,178	72,501
Prepaid expenses and other current assets	7,229	6,590
Total current assets	192,809	202,433
Operating lease right-of-use asset	9,677	11,351
Property and equipment, net	8,544	7,477
Goodwill	2,269	2,269
Intangible assets, net	145	162
Other assets	1,477	1,715
Total assets	$214,921	$225,407
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$15,087	$15,134
Accrued expenses	27,667	35,685
Total current liabilities	42,754	50,819
Long term liabilities
Operating lease liabilities, net of current portion	3,075	4,919
Total liabilities	45,829	55,738
Stockholders’ equity
Preferred stock, $0.0001 par value, 20,000,000 shares authorized at March 31, 2026 and December 31, 2025, none issued or outstanding as of March 31, 2026 and December 31, 2025	—	—
Common stock, $0.0001 par value, 1,000,000,000 shares authorized at March 31, 2026 and December 31, 2025; 113,727,283 and 112,809,637 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	11	11
Treasury stock, at cost, 1,052,672 and 0 shares as of March 31, 2026 and December 31, 2025, respectively	(3,000)	—
Additional paid-in capital	673,001	670,536
Accumulated deficit	(500,920)	(500,878)
Total stockholders’ equity	169,092	169,669
Total liabilities and stockholders’ equity	$214,921	$225,407

The Honest Company, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(in thousands)

	For the three months ended March 31,
	2026	2025
Cash flows from operating activities
Net (loss) income	$(42)	$3,254
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation and amortization	646	717
Stock-based compensation	2,465	2,412
Amortization of operating ROU assets	1,674	1,640
Other	212	1,122
Changes in assets and liabilities:
Accounts receivable, net	(342)	738
Inventories	11,423	(5,768)
Prepaid expenses and other assets	(536)	902
Accounts payable, accrued expenses and other long-term liabilities	(7,700)	(5,757)
Deferred revenue	—	(103)
Operating lease liabilities	(2,278)	(2,095)
Net cash provided by (used in) operating activities	5,522	(2,938)
Cash flows from investing activities
Purchases of property and equipment	(1,736)	(62)
Net cash used in investing activities	(1,736)	(62)
Cash flows from financing activities
Repurchase of common stock	(3,000)	—
Proceeds from exercise of stock options	—	384
Payments on finance lease liabilities	—	(1)
Net cash (used in) provided by financing activities	(3,000)	383
Net increase (decrease) in cash and cash equivalents	786	(2,617)
Cash and cash equivalents
Beginning of the period	89,581	75,435
End of the period	$90,367	$72,818

Supplemental disclosures of noncash activities
Capital expenditures included in accounts payable and accrued expenses	$456	$—

The Honest Company, Inc.
Use of Non-GAAP Financial Measures
(Unaudited)

We prepare and present our consolidated financial statements in accordance with GAAP. However, management believes that Organic Revenue, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Margin, Adjusted Operating Expenses and Adjusted Net Income, which are non-GAAP financial measures, provide investors with additional useful information in evaluating our performance.

We calculate Organic Revenue as net revenue, adjusted to exclude revenue from exited operations in connection with Powering Honest Growth including: (1) product revenue from our apparel line; (2) revenue from our Honest.com website as a fulfillment center; and (3) revenue from sales to Canadian retailers or channels and (4) in certain periods, revenue from other acquisitions, divestitures and product or channel exits.

We calculate Adjusted EBITDA as net (loss) income, adjusted to exclude: (1) interest and other (income) expense, net; (2) income tax provision; (3) depreciation and amortization; (4) stock-based compensation expense, including payroll tax; (5) litigation and settlement fees associated with certain non-ordinary course securities litigation claims; (6) executive officer transition expenses; and (7) restructuring-related expenses in connection with Powering Honest Growth. We calculate Adjusted EBITDA Margin by dividing Adjusted EBITDA by revenue.

We calculate Adjusted Operating Expenses as total operating expenses, adjusted to exclude restructuring expenses in connection with Powering Honest Growth. We calculate Adjusted Net Income as net (loss) income, adjusted to exclude restructuring-related expenses in connection with Powering Honest Growth.

We calculate Adjusted Gross Margin as gross margin, adjusted to exclude the restructuring-related expenses that are included in cost of revenue in the condensed consolidated statements of comprehensive income (loss) in connection with Powering Honest Growth.

Organic Revenue, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Margin, Adjusted Operating Expenses and Adjusted Net Income are financial measures that are not required by, or presented in accordance with GAAP. We believe that Organic Revenue, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Margin, Adjusted Operating Expenses and Adjusted Net Income, when taken together with our financial results presented in accordance with GAAP, provides meaningful supplemental information regarding our operating performance and facilitates internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of Organic Revenue, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Margin, Adjusted Operating Expenses and Adjusted Net Income are helpful to our investors as they are measures used by management in assessing the health of our business, determining incentive compensation and evaluating our operating performance, as well as for internal planning and forecasting purposes.

Additionally, we believe Organic Revenue, Adjusted Gross Margin, Adjusted Operating Expenses, and Adjusted Net Income are helpful to our investors as these measures adjust for revenue sources that we exited in connection with Powering Honest Growth. We anticipate disclosing these measures until these costs/exited revenue streams are removed from the comparable prior period and when no additional costs are expected to be incurred in connection with Powering Honest Growth.

Adjusted EBITDA and Adjusted EBITDA Margin are presented for supplemental informational purposes only, have limitations as analytical tools and should not be considered in isolation or as substitutes for financial information presented in accordance with GAAP. Some of the limitations of Adjusted EBITDA and Adjusted EBITDA Margin include that (1) they do not reflect capital commitments to be paid in the future; (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA and Adjusted EBITDA Margin do not reflect these capital expenditures; (3) they do not consider the impact of stock-based compensation expense; (4) they do not reflect other non-operating expenses, including interest expense; (5) they do not reflect tax payments that may represent a reduction in cash available to us; and (6) they do not include certain non-ordinary cash expenses that we do not believe are representative of our business on a steady-state basis, such as executive officer transition expenses. In addition, our use of Organic Revenue, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Margin, Adjusted Operating Expenses and Adjusted Net Income may not be comparable to similarly titled measures of other companies because they may not calculate Organic Revenue, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Margin, Adjusted Operating Expenses and Adjusted Net Income in the same manner, limiting their usefulness as comparative measures. Because of these limitations, when evaluating our performance, you should consider Organic Revenue, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Margin, Adjusted Operating Expenses and Adjusted Net Income alongside other financial measures, including our revenue, net (loss) income and other results stated in accordance with GAAP. The following table presents a reconciliation of revenue, the most directly comparable financial measure stated in accordance with GAAP, to Organic Revenue, for each of the periods presented:

	For the three months ended March 31,
(In thousands)	2026	2025
Reconciliation of Revenue to Organic Revenue
Revenue	$78,099	$97,250
Less revenue from:
Apparel	—	10,505
Honest.com	—	10,312
Canada	—	1,278
Organic Revenue	$78,099	$75,155

The following table presents a reconciliation of net (loss) income and net (loss) income margin, the most directly comparable financial measures stated in accordance with GAAP, to Adjusted EBITDA and Adjusted EBITDA Margin, for each of the periods presented:

	For the three months ended March 31,
(In thousands)	2026	2025
Reconciliation of Net (Loss) Income to Adjusted EBITDA
Net (loss) income	$(42)	$3,254
Interest and other (income) expense, net	(663)	(787)
Income tax provision	46	40
Depreciation and amortization	646	717
Stock-based compensation	2,465	2,412
Securities litigation expense	76	1,036
Restructuring-related costs(1)	1,292	—
Payroll tax expense related to stock-based compensation	130	257
Adjusted EBITDA	$3,950	$6,929

Revenue	$78,099	$97,250
Net (loss) income margin	(0.1)%	3.3%
Adjusted EBITDA Margin	5.1%	7.1%
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(1) Refer to the table below for additional information on the restructuring costs incurred in connection with Powering Honest Growth for the three months ended March 31, 2026.

The following table presents a reconciliation of gross margin, the most directly comparable financial measure stated in accordance with GAAP, to Adjusted Gross Margin, for each of the periods presented:

	For the three months ended March 31,
(percent of revenue)	2026	2025
Reconciliation of Gross Margin to Adjusted Gross Margin
Gross margin	42.6%	38.7%
Restructuring-related costs(1)	0.9%	—%
Adjusted Gross Margin	43.5%	38.7%
______________

(1) Represents restructuring-related expenses that are included in cost of revenue on the condensed consolidated statements of comprehensive income (loss) in connection with Powering Honest Growth. Refer to the table below for additional information on the restructuring costs incurred in connection with Powering Honest Growth for the three months ended March 31, 2026.

The following table presents a reconciliation of total operating expenses, the most directly comparable financial measure stated in accordance with GAAP, to Adjusted Operating Expenses, for each of the periods presented:

	For the three months ended March 31,
(In thousands)	2026	2025
Reconciliation of Operating Expenses to Adjusted Operating Expenses
Total Operating Expenses	$33,930	$35,163
Restructuring costs(1)	606	—
Adjusted Operating Expenses	$33,324	$35,163
______________

(1) Refer to the table below for additional information on the restructuring costs incurred in connection with Powering Honest Growth for the three months ended March 31, 2026.

The following table presents a reconciliation of net (loss) income, the most directly comparable financial measure stated in accordance with GAAP, to Adjusted Net Income, for each of the periods presented:

	For the three months ended March 31,
(In thousands)	2026	2025
Reconciliation of Net (Loss) Income to Adjusted Net Income
Net (loss) income	$(42)	$3,254
Restructuring-related costs(1)	1,292	—
Adjusted Net Income	$1,250	$3,254
______________

(1) Refer to the table below for additional information on the restructuring costs incurred in connection with Powering Honest Growth for the three months ended March 31, 2026.

Transformation 2.0: Powering Honest Growth

Costs associated with Powering Honest Growth for the three months ended March 31, 2026 were as follows (in thousands):

Cost of revenue(1)	$686
Restructuring costs(2)	606
Total	$1,292
______________

(1) Cost of revenue relates to costs incurred in connection with a warehouse closure for the three months ended March 31, 2026.
(2) Restructuring costs primarily include employee and personnel-related costs of $0.3 million, and asset and other restructuring-related costs of $0.3 million for the three months ended March 31, 2026.

In future periods, we may incur other charges or cash expenditures not currently contemplated that may occur as a result of or in connection with Powering Honest Growth.